Filed pursuant to Rule 424(b)(2)
Registration No. 333-150290

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
6.15% Senior Notes due 2018	$500,000,000	99.828%	$499,140,000	$19,616.20(1)
6.90% Senior Notes due 2038	$500,000,000	99.683%	$498,415,000	$19,587.71(1)
Total	$1,000,000,000	—	$997,555,000	$39,203.91(1)

(1)	In accordance with Rule 457(p) of the Securities Act, the previously paid registration fee of $80,900 relating to $1,000,000,000 of unissued securities previously registered on Form S-3 (Registration Statement No. 333-107639 filed on August 4, 2003) is being carried forward. The amount of registration fees paid in connection with this offering is offset by such previously paid amount.

Prospectus Supplement

(To Prospectus Dated April 17, 2008)

$500,000,000 6.15% Senior Notes due 2018

$500,000,000 6.90% Senior Notes due 2038

We are offering $500,000,000 aggregate principal amount of 6.15% Senior Notes due 2018 (the “2018 notes”) and $500,000,000 aggregate principal amount of 6.90% Senior Notes due 2038 (the “2038 notes” and, together with the 2018 notes, the “notes”). Interest on the notes will be payable in cash semiannually in arrears on June 1 and December 1 of each year, beginning December 1, 2008. The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. We may redeem the notes, in whole at any time or from time to time in part, at the redemption prices described in this prospectus supplement.

Investing in the notes involves risks that are described in the “Risk Factors” section of this prospectus supplement beginning on page S-5.

	Per 2018 Note	Total	Per 2038 Note	Total
Public offering price (1)	99.828%	$499,140,000	99.683%	$498,415,000
Underwriting discount	0.325%	$1,625,000	0.875%	$4,375,000
Proceeds, before expenses	99.503%	$497,515,000	98.808%	$494,040,000

(1)	Plus accrued interest from May 23, 2008, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator for the Euroclear System, against payment in New York, New York on or about May 23, 2008.

Joint Book-Running Managers

Goldman, Sachs & Co.	Merrill Lynch & Co.	Barclays Capital

Co-Managers

Banc of America Securities LLC Deutsche Bank Securities Mitsubishi UFJ Securities	Citi JPMorgan Morgan Stanley	Credit Suisse Lehman Brothers UBS Investment Bank

Daiwa Securities America Inc.	RBS Greenwich Capital

The date of this prospectus supplement is May 20, 2008.

PROSPECTUS SUPPLEMENT

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information about us described under “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless stated otherwise or unless the context otherwise requires, references in this prospectus supplement and accompanying prospectus to “Amgen,” “we,” “us” and “our” refer to Amgen Inc., a company incorporated in Delaware, and its consolidated subsidiaries.

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our notes. You should read the entire prospectus supplement and accompanying prospectus carefully, including “Risk Factors” and our consolidated financial statements and the related notes, other financial information and other documents incorporated by reference into this prospectus supplement and accompanying prospectus, before you decide to invest in our notes.

Amgen Inc.

We are a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology.

We were incorporated in California in 1980 and merged into a Delaware corporation in 1987. Our principal executive offices are located at One Amgen Center Drive, Thousand Oaks, California 91320-1799, and our telephone number is (805) 447-1000. Our website is located at www.amgen.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

The Financial Accounting Standards Board (FASB) issued a new accounting standard which will become effective for us in 2009 that requires the debt and equity components of our convertible debt securities to be bifurcated and accounted for separately in a manner that will result in recognizing interest on these securities at effective rates more comparable to what we would have incurred had we issued nonconvertible debt with otherwise similar terms. The equity component of our convertible debt securities will be included in the paid-in-capital section of stockholders’ equity on our consolidated balance sheet and, accordingly, the initial carrying values of these debt securities will be reduced. Our net income for financial reporting purposes will be reduced by recognizing the accretion of the reduced carrying values of our convertible debt securities to their face amounts as additional non-cash interest expense. This new accounting standard must be retrospectively applied, and therefore, beginning in 2009, it will have a material adverse impact on our past and future reported financial results.

On May 13, 2008, Moody’s Investors Service, Inc. downgraded the ratings for our outstanding convertible notes and our outstanding long-term notes (which will include the notes offered hereby) to “A3” from “A2”. Moody’s Investors Service, Inc. announced that, following this action, the rating outlook for these securities is stable.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement.

Notes Offered	$1,000,000,000 in aggregate principal amount of notes, consisting of:

•	$500,000,000 aggregate principal amount of 6.15% Senior Notes due 2018; and

•	$500,000,000 aggregate principal amount of 6.90% Senior Notes due 2038.

Maturity Dates	2018 notes: June 1, 2018

2038 notes: June 1, 2038

Interest and Payment Dates	2018 notes: 6.150% per annum, payable semiannually in arrears in cash on June 1 and December 1 of each year, beginning December 1, 2008.

2038 notes: 6.900% per annum, payable semiannually in arrears in cash on June 1 and December 1 of each year, beginning December 1, 2008.

Change of Control Triggering Event	In the event of a change of control triggering event, as defined herein, the holders may require us to purchase for cash all or a portion of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any. See “Description of Notes—Change of Control Offer.”

Ranking	The notes will rank:

•

equal in right of payment to all of our other existing and future senior unsecured indebtedness, including indebtedness under our senior credit facility, our 4.00% Senior Notes due 2009, our 4.85% Senior Notes due 2014, our 0.125% Convertible Senior Notes due 2011, our 0.375% Convertible Senior Notes due 2013, our Senior Floating Rate Notes due 2008, our 5.85% Senior Notes due 2017, and our 6.375% Senior Notes due 2037;

•	senior in right of payment to all of our existing and future subordinated indebtedness; and

•

effectively subordinated in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations.

Optional Redemption	We may redeem any or all of the notes at any time prior to maturity at a redemption price equal to the sum of (1) 100% of the principal amount being redeemed, plus accrued and unpaid interest and (2) a make-whole amount as described in this prospectus supplement.

Covenants	The notes and related indenture do not contain any financial or other similar restrictive covenants. However, we will be subject to the covenants described under the caption “Description of Notes.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $990.9 million after deducting discounts, commissions and estimated expenses.

We intend to use the net proceeds from this offering towards the redemption of $1.0 billion of our outstanding Senior Floating Rate Notes due 2008.

DTC Eligibility	The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of DTC, in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under “Global Securities—Book-Entry; Delivery and Form.”

Form and Denomination	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000.

Trading	The notes will not be listed on any securities exchange or included in any automated quotation system. The notes will be new securities for which there is currently no public market.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Further Issues	We may, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes and/or notes having the same ranking, interest rate, maturity and other terms as the notes of that series. Any additional debt securities having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture.

RISK FACTORS

Prospective investors should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent annual report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before acquiring any of the notes. The occurrence of any one or more of the following could materially adversely affect your investment in the notes or our business and operating results.

Risks Relating to the Notes

The notes are structurally subordinated. This may affect your ability to receive payments on the notes.

The notes are obligations exclusively of Amgen. We currently conduct a significant portion of our operations through our subsidiaries and our subsidiaries have significant liabilities. In addition, we may, and in some cases we have plans to, conduct additional operations through our subsidiaries in the future and, accordingly, our subsidiaries’ liabilities will increase. Our cash flow and our ability to service our debt, including the notes, therefore partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. The notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

An active trading market for the notes may not develop.

The notes are new issues of securities for which there is currently no public market, and no active trading market might ever develop. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

We have no plans to list the notes on a securities exchange. We have been advised by underwriters that they presently intend to make a market in the notes. However, the underwriters are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the underwriters cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness, which could effectively rank senior to the notes;

•	limit our ability to incur substantial secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes. In addition, we are subject to periodic review by independent credit rating agencies. Our outstanding convertible notes and our outstanding long-term notes are rated “A+” with a negative outlook by Standard & Poor’s, “A3” with a stable outlook by Moody’s Investors Service, Inc. and “A” with a stable outlook by Fitch, Inc. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade our debt credit rating generally, and the ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $990.9 million after deducting discounts, commissions and estimated expenses.

We intend to use the net proceeds from this offering towards the redemption of $1.0 billion of our outstanding Senior Floating Rate Notes due 2008 (the “Floating Rate Notes”). We used the proceeds of our Floating Rate Notes to purchase shares of our common stock under our common stock repurchase program and for general corporate purposes. The Floating Rate Notes bear interest at a rate per annum equal to three-month London InterBank Offered Rate (“LIBOR”) plus 0.08%, which is reset quarterly. The Floating Rate Notes mature on November 28, 2008.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	13.8x	11.9x	19.5x	32.2x	41.8x	44.8x

These computations include Amgen and its consolidated subsidiaries. For these ratios, “earnings” is computed by adding income before income taxes and fixed charges (excluding capitalized interest) and excluding our share of income/losses in equity method affiliates. Fixed charges consist of (i) interest expense, which includes amortized premiums, discounts and capitalized expenses related to indebtedness, (ii) capitalized interest and (iii) a reasonable approximation of the interest factor deemed to be included in rental expense. Fixed charges exclude any interest related to unrecognized tax benefits, which is included in the provision for income taxes in our Consolidated Statements of Income. In addition, for the years ended December 31, 2005 and 2007, fixed charges also exclude the write-off of deferred financing and related costs resulting from the repayment of certain of our convertible debt.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash, cash equivalents and marketable securities and capitalization as of March 31, 2008. The table is presented:

•	on an actual basis; and

•	as adjusted to reflect (1) the proceeds to us from the sale of the notes pursuant to this offering and (2) the redemption of the Floating Rate Notes referred to in “Use of Proceeds.”

	As of March 31, 2008
	Actual	As Adjusted
	(unaudited)
	(in millions)
Cash, cash equivalents, and marketable securities	$8,647	$8,638

Current portion of long-term debt:
Floating Rate Notes	$2,000	$1,000

Long-term debt:
Zero Coupon Convertible Notes due 2032	80	80
Senior notes due 2009 and 2014	1,999	1,999
Convertible senior notes due 2011 and 2013	5,000	5,000
Senior notes due 2017 and 2037	1,998	1,998
2018 notes and 2038 notes offered hereby	—	998
Other long-term debt	100	100

Total long-term debt	9,177	10,175

Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	25,088	25,088
Accumulated deficit	(6,031)	(6,031)
Accumulated other comprehensive income	30	30

Total stockholders’ equity	19,087	19,087

Total capitalization	$30,264	$30,262

DESCRIPTION OF NOTES

The following discussion of the terms of the notes (as defined below) supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the notes. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement.

We will issue the 6.15% Senior Notes due 2018 (the “2018 notes”) and the 6.90% Senior Notes due 2038 (the “2038 notes, together with the 2018 notes, the “notes”) under an indenture, dated as of August 4, 2003 (the “indenture”), between us and The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee (the “trustee”). The 2018 notes and 2038 notes will each be a separate series of notes under the indenture. We may issue additional notes under the indenture. The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the definitions therein of certain terms. Because the following is only a summary, it does not contain all information that you may find useful. We urge you to read the notes and the indenture because they, and not this description, define your rights as holders of these notes. You may obtain copies of the indenture from us upon request, as set forth under “Where You Can Find Additional Information.”

As used in this discussion under the heading “Description of Notes,” unless otherwise specified, the terms “Amgen” “we,” “our,” and “us” refer solely to Amgen Inc. and not its subsidiaries.

General

•	The notes will be our senior unsecured obligations and will rank equal in right of payment to all of our other unsecured senior indebtedness, whether currently existing or hereafter created;

•	The 2018 notes and the 2038 notes will initially be issued in aggregate principal amounts of $500,000,000 and $500,000,000, respectively;

•	The 2018 notes will mature on June 1, 2018 and the 2038 notes will mature on June 1, 2038; and

•

The 2018 notes will pay interest at the rate of 6.150% per annum and the 2038 notes will pay interest at the rate of 6.900% per annum, which, in each case, shall be payable semi-annually in arrears on each June 1 and December 1, beginning December 1, 2008 and will initially accrue from the date of issuance and thereafter from the last date to which interest has been paid.

We may, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes and/or notes having the same ranking, interest rate, maturity and other terms as the notes of that series. Any additional debt securities having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture.

The notes are redeemable prior to maturity as described below under the heading “—Optional Redemption.” The notes do not have the benefit of a sinking fund. The notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. Each series of notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York, which we refer to as DTC. See “Global Securities—Book-Entry; Delivery and Form” in the accompanying prospectus.

Payments on the notes will be made through the paying agent, which will initially be the trustee, to DTC. Payments on the notes will be made in U.S. dollars at the office or agency maintained by us in the Borough of Manhattan, the City of New York (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). At our option, however, if certificated notes (as defined below) are issued, we may make payments by check mailed to the holder’s registered address or by wire transfer to the account designated in writing to the trustee. You may present the notes for registration of transfer and exchange, without service charge (but we may require a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange), at the office or agency maintained by us in New York, New York (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). The transfer of certificated notes will be registrable, and notes will be exchangeable for notes of other denominations of an equal aggregate principal amount, at such office or agency.

Interest

The 2018 notes will accrue interest at a rate of 6.150% per annum, and the 2038 notes will accrue interest at a rate of 6.900% per annum. The notes will accrue interest on their stated principal amount from May 23, 2008, or from the most recent interest payment date to which interest has been paid or duly provided for, and accrued and unpaid interest will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2008. Interest will be paid to the holder in whose name a note is registered at the close of business on the day that is 15 days prior to the relevant interest payment date, whether or not such day is a Business Day.

The amount of interest payable for any full semi-annual interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. If any date on which interest is payable on the notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date.

Any amounts payable on any notes that are not punctually paid on any payment date will cease to be payable to the person in whose name such notes are registered on the relevant record date, and such defaulted payment will instead be payable to the person in whose name such notes are registered on the special record date or other specified date determined in accordance with the indenture.

Ranking

The notes will be senior unsecured obligations of Amgen. The notes will rank:

•

equal in right of payment to all of our other existing and future senior unsecured indebtedness, including indebtedness under our senior credit facility, our 4.00% Senior Notes due 2009, our 4.85% Senior Notes due 2014, our 0.125% Convertible Senior Notes due 2011, our 0.375% Convertible Senior Notes due 2013, Senior Floating Rate Notes due 2008, 5.85% Senior Notes due 2017 and 6.375% Senior Notes due 2037;

•	senior in right of payment to all of our existing and future subordinated indebtedness; and

•

effectively subordinated in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations.

The notes and the indenture do not limit our ability to incur additional indebtedness. We may incur substantial additional amounts of indebtedness in the future.

Optional Redemption

The notes may be redeemed at any time prior to maturity at our option, in whole or from time to time in part, at a redemption price equal to the sum of (1) 100% of the principal amount of any notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date, and (2) the Make-Whole Amount (as defined below), if any.

If less than all the notes of a series are to be redeemed, the trustee shall select the notes of that series to be redeemed pro rata. The trustee shall make the selection from the outstanding notes of that series not previously called for redemption. The trustee may select for redemption portions of the principal of the notes of that series that have denominations larger than $2,000. Notes of that series and portions of them that the trustee selects shall be in amounts of $2,000 and any integral multiples of $1,000. Provisions of the indenture that apply to notes called for redemption also apply to portions of those notes called for redemption.

If we give notice as provided in the indenture and funds for the redemption of any notes called for redemption sufficient to pay the redemption price have been deposited with the paying agent on or before 10:00 a.m., New York time, on the redemption date, such notes will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the holders of such notes will be to receive payment of the redemption price.

Upon surrender of a note that is redeemed in part, we shall execute and the trustee shall authenticate for the holder a new note of the same series and the same maturity equal in principal amount to the unredeemed portion of the note surrendered.

We will give notice of any optional redemption to the registered holders of notes at least 30 but not more than 60 days before a redemption date. The notice shall identify the notes to be redeemed and shall state:

•	the redemption date;

•	the redemption price;

•	the name and address of the paying agent;

•	that the notes called for redemption must be surrendered to the paying agent to collect the redemption price;

•	that interest on the notes called for redemption ceases to accrue on and after the redemption date; and

•	the CUSIP number of the notes.

At our request, the trustee shall give the notice of redemption in our name and at our expense.

Change of Control Offer

If a change of control triggering event occurs, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event, a notice will be provided to holders of the notes describing the transaction that constitutes the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is provided (the “change of control payment date”); provided, however, that in no event will the change of control payment date occur prior to the date 90 days following the issuance of the notes.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Beneficial owner” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group (other than our company or one of our subsidiaries) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more persons or groups (other than our company or one of our subsidiaries), provided that none of the circumstances in this clause (2) will be a change of control if the persons that beneficially own our voting stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding voting securities of the surviving or transferee person that are entitled to vote generally in the election of that person’s board of directors, managers or trustees immediately after the transaction; (3) we consolidate with, or merge with or into any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not continuing directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (1) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Fitch” means Fitch, Inc., and its successors.

“Group” has the meaning given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions and includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Person” has the meaning given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions.

“Rating agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating event” means the rating on the applicable series of notes is lowered by at least two of the three rating agencies and the notes are rated below an investment grade rating by at least two of the three rating agencies on any day during the period commencing 60 days prior to the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following consummation of such change of control (which period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the rating agencies).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Certain Covenants

Limitation on Liens

The indenture will provide that, with respect to each series of notes, we will not, nor will we permit any of our Subsidiaries to, create or incur any Lien on any of our or their respective Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)	Liens existing as of the closing date of the offering of the notes;

(2)	Liens granted after the closing date of the offering of the notes on any of our or our Subsidiaries’ Properties securing our Indebtedness created in favor of the holders of the notes;

(3)	Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture; provided that those Liens do not extend to or cover any of our or our Subsidiaries’ Property other than the Property securing the Indebtedness being refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced;

(4)	Liens created in substitution of or as replacements for any Liens permitted by the clauses directly above, provided that, based on a good faith determination of one of our officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; and

(5)	Permitted Liens.

Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing any series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Exempted Debt does not exceed the greater of (a) 35% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (b) 35% of Consolidated Net Worth calculated as of the date of the issuance of the notes.

Limitation on Sale and Lease-Back Transactions

The indenture will provide that we will not, nor will we permit any of our Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, of ours or any of our Subsidiaries, unless:

(1)	such transaction was entered into prior to the closing date of the offering of the notes;

(2)	such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(3)	such transaction involves a lease for less than three years;

(4)	we would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above; or

(5)	we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our or any of our Subsidiaries’ long-term Indebtedness within 120 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may, or may cause any of our Subsidiaries to, deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we and any of our Subsidiaries may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Exempted Debt does not exceed the greater of (a) 35% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction or (b) 35% of Consolidated Net Worth calculated as of the date of the issuance of the notes.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1)	the fair market value of the assets subject to such transaction; and

(2)	the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the notes offered hereby) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Business Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, the Stockholders’ Equity of us and our Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Continuing director” means, as of any date of determination, any member of our Board of Directors who:

(1)	was a member of our Board of Directors on the date of the issuance of the notes; or

(2)	was nominated for election or elected to our Board of Directors with the approval of a majority of the continuing directors who were members of our Board of Directors at the time of such nomination or election.

“Credit Agreement” means the Credit Agreement, dated November 2, 2007, among us, the banks therein named, Citicorp USA, Inc, as administrative agent, Barclays Bank PLC, as syndication agent and Citigroup Global Markets Inc. and Barclays Capital, as joint lead arrangers and joint book runners, as such agreement may be amended (including any amendment, restatement, refinancing and successors thereof), supplemented or otherwise modified from time to time, including any increase in the principal amount of the obligations thereunder.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Exempted Debt” means the sum of the following as of the date of determination:

(1)	our Indebtedness incurred after the closing date and secured by Liens not permitted by the first sentence under “—Limitation on Liens” above; and

(2)	our and our Subsidiaries’ Attributable Liens in respect of sale and lease-back transactions entered into after the closing date pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions” above.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Agency” means:

(1)	any foreign, federal, state, county or municipal government, or political subdivision thereof;

(2)	any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body;

(3)	any court or administrative tribunal;

(4)	with respect to any Person, any arbitration tribunal or other nongovernmental authority to whose jurisdiction that Person has consented.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” of any Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet), and shall also include, to the extent not otherwise included, the guaranty of items which would be included within this definition.

“Laws” means, collectively, all foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or controlling precedents of any Governmental Agency.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Make-Whole Amount” means the excess of (1) the net present value, on the redemption date, of the principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable if such redemption had not been made, over (2) the aggregate principal amount of the notes being redeemed or paid. Net present value shall be determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below and as determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made.

“Permitted Liens” means:

(1)	Liens securing Indebtedness under Credit Facilities;

(2)	Liens on accounts receivable, merchandise inventory, equipment, and patents, trademarks, trade names and other intangibles, securing our Indebtedness;

(3)	Liens on any of our assets, any of our Subsidiaries’ assets, or the assets of any joint venture to which we or any of our Subsidiaries is a party, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(4)	(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or one of our Subsidiaries of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(5)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(6)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers” acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(8)	Liens on key-man life insurance policies granted to secure our Indebtedness against the cash surrender value thereof;

(9)	Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect us or any of our Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(10)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;

(11)	pre-existing Liens on assets acquired by us or any of our Subsidiaries after the closing date of the offering of the notes;

(12)	Liens in our favor or the favor of any of our Subsidiaries;

(13)	inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(14)	statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(15)	Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(16)	Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we or any of our Subsidiaries is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(17)	Liens consisting of deposits of Property to secure our statutory obligations or statutory obligations of any of our Subsidiaries in the ordinary course of its business;

(18)	Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we or any of our Subsidiaries is a party in the ordinary course of its business, but not in excess of $75,000,000;

(19)	purchase money Liens or purchase money security interests upon or in any Property acquired or held by us or any of our Subsidiaries in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property;

(20)	Liens on an asset created in connection with the acquisition, construction or development of additions, extensions or improvements to such asset which shall be financed by obligations described in Sections 142, 144(a) or 144(c) of the Internal Revenue Code of 1986, as amended, or by obligations entitled to substantially similar tax benefits under other legislation or regulations in effect from time to time; and

(21)	Liens on Property subject to escrow or similar arrangements established in connection with litigation settlements.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.

“Reinvestment Rate” means, for the 2018 notes, 0.15%, and for the 2038 notes, means 0.20%, in each case plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release (as defined below) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such Statistical Release is not published at the time of any determination under the indenture, then such other reasonably comparable index which shall be designated by us.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as of that date determined in accordance with GAAP; provided that there shall be excluded from Stockholders’ Equity any amount attributable to capital stock that is, directly or indirectly, required to be redeemed or repurchased by the issuer thereof at a specified date or upon the occurrence of specified events or at the election of the holder thereof.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Events of Default

Event of default means, with respect to each series of notes, any of the following events:

•

default in the payment of any interest on the notes of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of the notes of that series at maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the notes), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding notes of the affected series as provided in the indenture; or

•	certain events of bankruptcy, insolvency or reorganization of our company.

No event of default with respect to the 2018 notes or the 2038 notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to a series of notes occurs and is continuing (other than an event of default regarding certain events of bankruptcy, insolvency or reorganization of our company), then the trustee or the holders of not less than a majority in principal amount of the outstanding notes of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all notes of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities issued under the indenture will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities, including the notes. At any time after a declaration of acceleration with respect to a series of notes has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes of that series may, by written notice to us and the trustee, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the notes of that series, have been cured or waived as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the trustee receives a reasonable security or indemnity against any costs, expenses or liabilities. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.

No holder of any note of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy under the indenture unless, among other things:

•	that holder has previously given written notice to the trustee of a continuing event of default with respect to the notes of that series; and

•

the holders of at least a majority in principal amount of the outstanding notes of that series shall have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding notes of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days after its receipt of such written request and offer of indemnity.

Notwithstanding the foregoing, the holder of any note will have an absolute and unconditional right to receive payment of the principal of and interest, if any, on that note on the maturity date expressed in that note and to institute suit for the enforcement of any such payment.

If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of the notes of any default or event of default (except in the case of a default or event of default in payment of principal of or interest on any note of that series) with respect to notes of that series if it in good faith determines that withholding notice is in the interest of the holders of those notes.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes of the affected series. We may not make any modification or amendment without the consent of each holder of the notes of the affected series if such action would:

•	reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including any additional amounts) on the notes;

•	reduce the principal of or change the fixed maturity of the notes;

•

waive a default or event of default in the payment of the principal of or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on the notes payable in currency other than that stated in the notes;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of and interest on the notes and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to the notes.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or interest on any note of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series; provided, however, that the holders of a majority in principal amount of the outstanding notes of the affected series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Notwithstanding the preceding, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the covenant described below under the heading “—Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to make any change that would not adversely affect the rights of any holder;

•	to provide for the issuance of any additional notes as permitted by the indenture;

•

to appoint a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture necessary to provide for the administration of the trusts in the indenture by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

No amendment to cure any ambiguity, defect or inconsistency in the indenture made solely to conform the indenture to the description of notes contained in this prospectus supplement will be deemed to adversely affect the interests of the holders of the notes.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor person,” unless:

•

we are the surviving corporation or the successor person (if other than Amgen) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes under a supplemental indenture our obligations on the notes and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under the indenture; and

•

we have delivered to the trustee prior to the consummation of the proposed transaction an officers’ certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and the supplemental indenture comply with the indenture.

Notwithstanding the foregoing, any of our Subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Defeasance and Covenant Defeasance

Legal Defeasance

The indenture provides that we may be discharged from any and all obligations in respect of the notes (except for certain obligations, such as our obligation to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, and to maintain paying agencies). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on the notes on the dates such installments of principal and interest are due in accordance with the terms of the indenture and the notes.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants set forth in this prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the notes, which we refer to as a “covenant defeasance.”

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest, if any, on the notes on the dates such installments of principal and interest are due in accordance with the terms of the indenture and the notes; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.

Concerning the Trustee

The Bank of New York is trustee under the indenture.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks, financial institutions, United States expatriates, insurance companies, dealers in securities or currencies, traders in securities, partnerships or other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the 2018 notes and the 2038 notes, as applicable, are sold to the public for cash). Moreover, the effects of other United States federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

As used herein, “U.S. Holder” means a beneficial owner of the notes who is treated for United States federal income tax purposes as:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•

a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of the Code can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of the partners in the partnership will generally depend on the status of the particular partner in question and the activities of the partnership. Such partners should consult their own tax advisors as to the specific tax consequences to them of holding the notes indirectly through ownership of their partnership interests. In addition, all prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations and the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

U.S. Holders

Payments of Interest

Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s method of tax accounting for United States federal income tax purposes.

Additional Payments

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control Offer”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. The obligation to make such payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” If the notes were deemed to be contingent payment debt instruments, a U.S. Holder might be required to accrue income on the holder’s notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. According to current Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not cause the notes to be treated as contingent payment debt instruments if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of these amounts as subjecting the notes to the contingent payment debt rules. Our determination that these contingencies are remote is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, the tax consequences to a holder could differ materially and adversely from those discussed herein. In the event a contingency were to occur, it would affect the amount and timing of the income recognized by a U.S. Holder. If any additional payments are in fact made, U.S. Holders will be required to recognize such amounts as income. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Assuming the note is held as a capital asset, any gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives principal and interest payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that the holder has failed properly to report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that the holder has furnished a correct TIN and that the IRS has not notified the holder that the holder is subject to backup withholding.

U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner of the notes who is not a U.S. Holder or a partnership or other entity treated as a partnership for United States federal income tax purposes.

Payments of Interest and Additional Payments

Interest paid on a note to a non-U.S. Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•

such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (1) the non-U.S. Holder certifies in a statement provided to us or the paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the non-U.S. Holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. Holder, has received from the non-U.S. Holder a statement, under penalties of perjury, that such holder is not a United States person and provides us or the paying agent with a copy of such statement or (3) the non-U.S. Holder holds its note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-U.S. Holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a non-U.S. Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. A non-U.S. Holder generally will also be exempt from withholding tax on interest if such interest is effectively connected with such holder’s conduct of a United States trade or business and, if an income tax treaty applies, is attributable to a United States “permanent establishment” (as discussed below under “Non-U.S. Holders—United States Trade or Business”) and the holder provides us with an IRS Form W-8ECI.

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control Offer”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. Such payments may be treated as interest subject to the rules applicable to interest payments discussed above and below, as additional amounts paid for the notes and subject to the rules applicable to taxable dispositions of notes discussed below, or as other income subject to United States federal withholding tax. A non-U.S. Holder who is subject to United States federal withholding tax on any additional payments should consult the holder’s own tax advisor as to whether the holder can obtain a refund for all or a portion of the withholding tax.

Sale or Other Taxable Disposition of Notes

A non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note if the gain is not effectively connected with a United States trade or business of the non-U.S. Holder and, if an income tax treaty applies, is not attributable to a United States permanent establishment. However, a non-U.S. Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

United States Trade or Business

If interest paid on a note or gain from a disposition of a note is effectively connected with a non-U.S. Holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. Holder maintains a United States “permanent establishment” to which the interest or gain is attributable), the non-U.S. Holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if the non-U.S. Holder were a U.S. Holder. If interest income received with respect to a note is effectively connected with a United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment), the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

Backup withholding will not apply to payments of interest made by us or the paying agent, in its capacity as such, to a non-U.S. Holder of a note if the holder meets the identification and certification requirements discussed above under “Non-U.S. Holders—Payments of Interest and Additional Payments” for exemption from United States federal withholding tax or otherwise establishes an exemption. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition (including a redemption or retirement) of a note by a non-U.S. Holder made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition (including a redemption or retirement) of a note by a non-U.S. Holder made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding (such as by providing an IRS Form W-8BEN).

Non-U.S. Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding, information reporting and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reason to know that the certification may be false. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of 2018 Notes	Principal Amount of 2038 Notes
Goldman, Sachs & Co.	$175,000,000	$175,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	175,000,000	175,000,000
Barclays Capital Inc.	38,750,000	38,760,000
Banc of America Securities LLC	7,750,000	12,655,000
Citigroup Global Markets Inc.	7,750,000	12,655,000
Credit Suisse Securities (USA) LLC	7,750,000	12,655,000
Deutsche Bank Securities Inc.	7,750,000	12,655,000
J.P. Morgan Securities Inc.	7,750,000	12,655,000
Lehman Brothers Inc.	7,750,000	12,655,000
Mitsubishi UFJ Securities International plc	7,750,000	12,655,000
Morgan Stanley & Co. Incorporated	7,750,000	12,655,000
UBS Securities LLC	39,250,000	0
Daiwa Securities America Inc.	5,000,000	5,000,000
Greenwich Capital Markets, Inc.	5,000,000	5,000,000

Total	$500,000,000	$500,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable initial public offering price of up to 0.20% of the principal amount of the 2018 notes and 0.50% of the principal amount of the 2038 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price of up to 0.10% of the principal amount of the 2018 notes and 0.25% of the principal amount of the 2038 notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if the Issuer was not an authorised person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may be offered in Switzerland only on the basis of a non-public offering. This prospectus supplement and the accompanying prospectus do not constitute an issuance prospectus according to Section 652a or 1156 of the Swiss Federal Code of Obligations or a listing prospectus according to Section 32 of the Listing Rules of the Swiss Exchange. The notes may not be offered or distributed on a professional basis in or from Switzerland and neither this prospectus supplement and the accompanying prospectus nor any other offering materials relating to the notes may be publicly issued in connection with any such offer or distribution. The notes have not been and will not be approved by any Swiss regulatory authority. In particular, the notes are not and will not be registered with or supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998 as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $680,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services and other commercial dealings in the ordinary course of business for us, for which they received or will receive customary fees, commissions and expenses.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, San Francisco, California.

PROSPECTUS

AMGEN INC.

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Debt Securities, Common Stock, Preferred Stock

or Depositary Shares

Rights to Purchase Common Stock or Preferred Stock

Securities Purchase Contracts

Securities Purchase Units

Depositary Shares

We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

We may offer and sell the following securities:

•	debt securities;

•	common stock;

•	preferred stock;

•	warrants to purchase debt securities, common stock, preferred stock or depositary shares;

•	rights to purchase common stock or preferred stock;

•	securities purchase contracts;

•	securities purchase units; and

•	depositary shares.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

See “ Risk Factors” on page 5 for information you should consider before buying any securities.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “AMGN.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “Amgen,” “we,” “our” and “us” refer to Amgen Inc. and its consolidated subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may sell debt securities; common stock; preferred stock; warrants to purchase debt securities, common stock, preferred stock or depositary shares; rights to purchase common stock or preferred stock; securities purchase contracts; securities purchase units; and depositary shares. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference into this prospectus and any accompanying prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. This prospectus and any accompanying prospectus contain forward looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business or others on our behalf, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “will,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We have based our forward looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements. Reference is made in particular to forward looking statements regarding product sales, regulatory activities, clinical trial results, reimbursement, expenses, earnings per share, liquidity and capital resources, and trends. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

You are cautioned not to rely unduly on any forward looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. We maintain a website at www.amgen.com. The information contained on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

This prospectus and any accompanying prospectus supplement incorporate important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Current Reports on Form 8-K filed February 4, 2008 and March 14, 2008; and

•

The description of our common stock and preferred share purchase rights contained in our registration statements on Form 8-A filed with the SEC on September 7, 1983 and April 1, 1993, and on Form 8-K filed with the SEC on February 28, 1997 and December 18, 2000, respectively, including any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and prior to the termination of the offering of securities hereby. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

Amgen Inc.

Attention: Investor Relations

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Tel: 805-447-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

AMGEN

We are a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology.

We were incorporated in California in 1980 and merged into a Delaware corporation in 1987. Our principal executive offices are located at One Amgen Center Drive, Thousand Oaks, California 91320-1799, and our telephone number is (805) 447-1000. Our website is located at www.amgen.com. Information contained on our website is not a part of this prospectus and any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Forward Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes, including repaying, redeeming or repurchasing debt, acquisitions, share repurchases, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We will not receive any of the proceeds from the sale of the securities offered by any selling security holder.

DIVIDEND POLICY

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our board of directors out of funds legally available for the payment of dividends. We have not paid cash dividends to date and do not expect to pay any cash dividends in the foreseeable future.

R ATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	11.9x	19.5x	32.2x	41.8x	44.8x

These computations include Amgen and its consolidated subsidiaries. For these ratios, “earnings” is computed by adding income before income taxes and fixed charges (excluding capitalized interest) and excluding our share of income/losses in equity method affiliates. Fixed charges consist of (i) interest expense, which includes amortized premiums, discounts and capitalized expenses related to indebtedness, (ii) capitalized interest and (iii) a reasonable approximation of the interest factor deemed to be included in rental expense. Fixed charges exclude any interest related to unrecognized tax benefits, which is included in the provision for income taxes in our Consolidated Statements of Income. In addition, for the years ended December 31, 2005 and 2007, fixed charges also exclude the write-off of deferred financing and related costs resulting from the repayment of certain of our convertible debt.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been filed as an exhibit to the registration statement that we have filed with the SEC. We encourage you to read the indenture. Capitalized terms used in the summary have the meanings specified in the indenture. We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise specified in a supplement to this prospectus, the senior debt securities will be our senior, direct, unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured and senior indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. See “—Subordination” below. The debt securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities, and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•

any conversion provisions, including the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Securities” below, book-entry securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than Amgen) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications and amendments. We may not make any modification or amendment without the consent of each holder of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Subordination

Unless indicated differently in a prospectus supplement, our subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that upon:

(a) any distribution of our assets upon our dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

(b) acceleration of the maturity of the subordinated debt securities; or

(c) a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(d) acceleration of the maturity of any senior debt as a result of a default,

the holders of all of our senior debt will be entitled to receive:

•	in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt; and

•	in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

“senior debt” means with respect to the subordinated debt securities, the principal of, premium, if any, and interest, if any, on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

(a) all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money or other obligations for money borrowed;

(b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, contingent or otherwise, as applicable; and

(c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b),

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities.

Due to the subordination, if our assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture.

The subordinated debt securities and the subordinated indenture do not limit our ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities. We may incur substantial additional amounts of indebtedness in the future.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in the notes or our common stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, as amended, which has been publicly filed with the SEC. See “Where You Can Find More Information.”

Our authorized capital stock consists of:

•	2,750,000,000 shares of common stock, $0.0001 par value; and

•	5,000,000 shares of preferred stock, $0.0001 par value, of which 687,500 shares are designated as Series A Junior Participating Preferred Stock.

The only equity securities currently outstanding are shares of common stock. As of March 31, 2008, there were approximately 1.1 billion shares of common stock issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by our stockholders. Upon any liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share equally in all assets available for distribution after payment of all liabilities, subject to the liquidation preference of shares of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights. All outstanding shares of common stock are fully paid and non-assessable. Our outstanding shares of common stock are quoted on the Nasdaq Global Select Market under the symbol “AMGN.”

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors may, by resolution and without further action or vote by our stockholders, provide for the issuance of up to 5,000,000 shares of preferred stock from time to time in one or more series having such voting powers, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as the board of directors may determine. As of March 31, 2008, 687,500 shares have been reserved and designated Series A Junior Participating Preferred Stock, none of which are issued or outstanding.

The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our board of directors out of funds legally available for the payment of dividends. We have not paid dividends to date and do not expect to pay any dividends in the foreseeable future.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66  2 /3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Company.

D ESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, preferred stock or common stock or depositary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants;

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and

•	the exercise price.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities, such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

D ESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

D ESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contract and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as part of units consisting of a debt purchase contract and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

D ESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a supplemental prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the Borough of Manhattan, the City of New York, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default under the indenture has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

EXPERTS

The consolidated financial statements of Amgen Inc. appearing in Amgen Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of Amgen Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

V ALIDITY OF THE SECURITIES

Latham & Watkins LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of Amgen Inc. Certain employees of Latham & Watkins LLP and members of their families and other related persons own shares of our common stock.

$500,000,000 6.15% Senior Notes due 2018

$500,000,000 6.90% Senior Notes due 2038

Prospectus Supplement

Goldman, Sachs & Co.

Merrill Lynch & Co.

Barclays Capital

Banc of America Securities LLC

Citi

Credit Suisse

Deutsche Bank Securities

JPMorgan

Lehman Brothers

Mitsubishi UFJ Securities

Morgan Stanley

UBS Investment Bank

Daiwa Securities America Inc.

RBS Greenwich Capital

May 20, 2008